MEMORANDUM

                          Re:  FT 3529

     The only difference of consequence (except as described below) between FT 3480 which is the current fund, and FT 3529, the filing of which this memorandum accompanies, is the change in the series number. The list of securities comprising the Fund, the evaluation, record and distribution dates and other changes pertaining specifically to the new series, such as size and number of Units in the Fund and the statement of condition of the new Fund, will be filed by amendment.


                            1940 ACT


                      FORMS N-8A AND N-8B-2

     These forms were not filed, as the Form N-8A and Form
N-8B-2 filed in respect of Templeton Growth and Treasury Trust, Series 1 and subsequent series (File No. 811-05903) related also to the subsequent series of the Fund.


                            1933 ACT


                           PROSPECTUS

     The only significant changes in the Prospectus from the FT 3480 Prospectus relate to the series number and size and the date and various items of information which will be derived from and apply specifically to the securities deposited in the Fund.